                                                                    EXHIBIT 4-AA

(PRUDENTIAL FINANCIAL LOGO)
                                                  Corporate and Project Workouts
                                                  7th Floor Gateway Center Four
                                                  100 Mulberry Street
                                                  Newark, NJ 07102


                                                  March 13, 2003


TruServ Corporation
8600 West Bryn Mawr Avenue
Chicago, Illinois 60631
  Attention: Chief Financial Officer

        Re: Sixth Amendment of Note Agreement and Private Shelf Agreement

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Private Shelf Agreement dated as of November 13, 1997, as amended by letter agreements dated September 9, 1998, May 12, 1999, April 14, 2000, April 11, 2002, and December 30, 2002
(the "Shelf Note Agreement") between TruServ Corporation, a Delaware corporation ("TruServ"), and The Prudential Insurance Company of America ("Prudential") and each affiliate of Prudential which is bound thereby pursuant to the terms thereof (Prudential together with its affiliates, the "Purchasers").

Reference is also made to that certain Note Agreement dated as of April 13, 1992, as amended through the date hereof, between Cotter & Company, the predecessor to TruServ, and Prudential (the "Cotter Note Agreement" and, together with the Shelf Note Agreement, the "Note Agreements"). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Shelf Note Agreement.

Pursuant to the request of TruServ and in accordance with the provisions of (i) Paragraph 11C of the Shelf Note Agreement and (ii) Paragraph 11C of the Cotter Note Agreement, the parties hereto consent to the amendment of the Note Agreements and agree as follows:


         SECTION 1. Amendment. From and after the date this letter agreement becomes effective in accordance with its terms, the Note Agreements shall be respectively amended as follows:

         1.1 Paragraph 6H Minimum Fixed Charge Coverage Ratio of the Note Agreements is amended in its entirety to read as follows:

                  6H. FIXED CHARGE COVERAGE RATIO. The Company shall not permit the Fixed Charge Coverage Ratio as of the end of any fiscal period set forth below to be less than the applicable ratio set forth below for such period:

            Fiscal Period(s) ending on or about               Ratio
         -----------------------------------------         -----------
          four quarters ending December 2002                 0.70:1.0
          four quarters ending March 2003                    0.76:1.0
          four quarters ending June 2003                     0.73:1.0

          four quarters ending September 2003                0.68:1.0
          four quarters ending December 2003                 1.01:1.0
          four quarters ending March 2004                    1.10:1.0
          four quarters ending June 2004                     1.00:1.0
          each four quarter period thereafter                1.00:1.0


         1.2 Paragraph 6L Minimum Adjusted EBITDA of the Note Agreements is amended in its entirety to read as follows:

                  6L. MINIMUM ADJUSTED EBITDA. The Company shall not permit the sum of Adjusted EBITDA as of the end of any fiscal period set forth below to be less than the respective amount set forth below:

      Fiscal Period(s) ending on or about                     Amount
     -------------------------------------               ----------------
          twelve months ended 12/31/02                     $100,000,000
          twelve months ended 1/31/03                      $ 97,200,000
          twelve months ended 2/28/03                      $ 92,400,000
          twelve months ended 3/31/03                      $ 87,400,000
          twelve months ended 4/30/03                      $ 87,100,000
          twelve months ended 5/31/03                      $ 83,900,000
          twelve months ended 6/30/03                      $ 78,400,000
          twelve months ended 7/31/03                      $ 72,900,000
          twelve months ended 8/31/03                      $ 70,300,000
          twelve months ended 9/30/03                      $ 68,200,000
          twelve months ended 10/31/03                     $ 67,100,000
          twelve months ended 11/30/03                     $ 66,000,000
          twelve months ended 12/31/03                     $ 68,800,000
          twelve months ended 1/31/04                      $ 69,400,000
          twelve months ended 2/29/04                      $ 70,100,000
          twelve months ended 3/31/04                      $ 73,700,000
          twelve months ended 4/30/04                      $ 71,600,000
          twelve months ended 5/31/04                      $ 71,700,000
          twelve months ended 6/30/04                      $ 73,000,000
          each twelve month period ended on
          the last day of each month thereafter            $ 73,000,000

         1.3 Paragraph 6N Minimum Gross Sales of the Note Agreements is amended in its entirety to read as follows:

                  6N. MINIMUM GROSS SALES. The Company shall not permit the Gross Sales as of the end of any fiscal period set forth below to be less than the applicable amount set forth below:

    Fiscal Period(s) ending on or about                   Amount
   -------------------------------------            -------------------
        twelve months ended 12/31/02                  $1,975,000,000
        twelve months ended 1/31/03                   $1,834,400,000
        twelve months ended 2/28/03                   $1,795,700,000
        twelve months ended 3/31/03                   $1,750,700,000
        twelve months ended 4/30/03                   $1,737,300,000
        twelve months ended 5/31/03                   $1,750,900,000
        twelve months ended 6/30/03                   $1,737,600,000
        twelve months ended 7/31/03                   $1,728,800,000



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



        twelve months ended 8/31/03                   $1,724,800,000
        twelve months ended 9/30/03                   $1,725,400,000
        twelve months ended 10/31/03                  $1,728,000,000
        twelve months ended 11/30/03                  $1,709,100,000
        twelve months ended 12/31/03                  $1,702,900,000
        twelve months ended 1/31/04                   $1,700,000,000
        twelve months ended 2/29/04                   $1,697,600,000
        twelve months ended 3/31/04                   $1,694,500,000
        twelve months ended 4/30/04                   $1,690,300,000
        twelve months ended 5/31/04                   $1,682,900,000
        twelve months ended 6/30/04                   $1,676,300,000
        each twelve month period ended on
        the last day of each month thereafter         $1,670,000,000


         1.4 Paragraph 6O Minimum Interest Coverage Ratio of the Note Agreements is amended in its entirety to read as follows:

                  6O. MINIMUM INTEREST COVERAGE RATIO. The Company shall not permit the Interest Coverage Ratio as of the end of any fiscal period set forth below to be less than the applicable ratio set forth below:

                 Fiscal Period(s)                              Ratio
       -----------------------------------                   ----------
        four quarters ending December 2002                    1.75:1.0
        four quarters ending March 2003                       1.65:1.0
        four quarters ending June 2003                        1.75:1.0
        four quarters ending September 2003                   1.85:1.0
        four quarters ending December 2003                    2.32:1.0
        four quarters ending March 2004                       2.58:1.0
        four quarters ending June 2004                        2.74:1.0
        each twelve month period ended on the
        last day of each month thereafter                     3.00:1.0

         1.5 Paragraph 8B Financial Statements of the Note Agreements is amended to replace the date therein of " December 30, 2002" with "March 13, 2003".

         1.6 Paragraph 10B Other Terms of the Note Agreements is amended to delete the following defined term: "Business Plan".

         1.7 Paragraph 10B Other Terms of the Note Agreements is amended to add the following defined terms in the appropriate alphabetical order:

                  "BUSINESS PLAN" shall mean the business plan of the Company, which was delivered by the Company to the Purchasers on February 14, 2003; provided, with respect to Paragraph 5A(v) and financial reports relating to the periods prior to 2003, the Business Plan shall mean the Business Plan of the Company dated March 20, 2002, which was delivered by the Company to the Purchasers.

                  "SIXTH AMENDMENT" shall mean the Sixth Amendment of the Note Agreement and the Private Shelf Agreement dated March 13, 2003 between the Company and the Purchasers.



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



         SECTION 2. Representations and Warranties. TruServ represents and warrants to each of the Purchasers that, after giving effect hereto as though all conditions of effectiveness have been met, (a) each and every representation and warranty set forth in paragraph 8 of each of the Note Agreements (other than paragraphs 8H, 8I, and 8O) is true and correct as of the date of execution and delivery of this letter agreement by TruServ with the same effect as if made on such date, subject to in the case of the representations and warranties contained in Paragraphs 8B and 8N to the matters disclosed in that Consent to Waiver dated August 26, 2002 executed by the Purchasers, (b) no Event of Default or Default exists, and (c) no fee has been paid or is payable to the Lenders or the Agent (each as defined under the Intercreditor Agreement) in connection with the execution and effectiveness of the Second Amendment to the BA Credit Agreements.

         SECTION 3. Effectiveness. The amendments described in Section 1 above shall become effective as of the date upon which each Purchaser has received the following (the "Amendment Effective Date"):

         (a) To the extent due and payable, payment of all costs and expenses of such Purchaser (including the reasonable fees and disbursements of legal counsel (Weil, Gotshal & Manges LLP) to the Purchasers) in connection with this letter agreement and all prior negotiations and documentation;

         (b) A copy of this letter agreement duly executed by each party hereto;

         (c)  A copy of each of the amendments to:

                  (1) the BA Credit Agreements (Exhibit A);
                  (2) the Private Placement Agreements (Exhibit B); and
                  (3) the "Operative Documents" (as defined in the Intercreditor Agreement), including, without limitation, the extension of the "Synthetic Lease" (Exhibit C);

each certified as being in full force and effect and each being in form and substance reasonably satisfactory to the Purchasers;

         (d) Such other documents or certificates as any Purchaser may reasonably request; and

         (e) Evidence reasonably satisfactory to the Purchasers that all corporate and other proceedings shall have occurred.

         SECTION 4. Affirmation of Guaranties. Each of the Guarantors hereby consents to the terms of this Sixth Amendment in its capacity as a guarantor and agrees that the terms of this Sixth Amendment shall not affect in any way its obligations and liabilities under its Guaranty or any other Collateral Document to which it is a party, all of which obligations and liabilities shall remain in full force and effect and each of which is hereby reaffirmed.

         SECTION 5. Further Assurances. Upon the request of the Purchasers, the Company agrees to provide or cause its Subsidiaries to provide to the Purchasers such additional amendments, consents, reaffirmations and ancillary documentation as necessary or advisable, in the sole reasonable discretion of the Required Holders, to ensure that the Collateral Documents (as defined in the Intercreditor Agreement) are in full force and effect in all respects.

         SECTION 6. Reference to and Effect on Note Agreements. Upon the effectiveness of this letter agreement as set forth in Section 3 above, each reference to the Shelf Note Agreement and the Cotter Note Agreement in any other document, instrument or agreement shall mean and be a reference to such agreement as modified by this letter agreement. Except as specifically set


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forth in and in conformity with Section 1 above, each Note Agreement shall remain in full force and effect and each is hereby ratified and confirmed in all respects.

         SECTION 7. Waiver. Nothing contained herein shall be construed as a waiver of or consent to any violation of the Note Agreements or any Default or Event of Default under the Note Agreements.

         SECTION 8. Governing Law. THIS LETTER AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS OF SUCH STATE WHICH WOULD OTHERWISE CAUSE THIS LETTER TO BE CONSTRUED OR ENFORCED OTHER THAN IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS.

         SECTION 9. Counterparts; Section Titles. This letter agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. The section titles contained in this letter agreement are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

         SECTION 10.Consents and Waiver. Notwithstanding any provision in the Note Agreements to the contrary, the Purchasers consent to the amendments to the Financing Agreements set forth as Exhibits A, B and C hereto.

                         [SIGNATURES ON FOLLOWING PAGE]



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



                                            Very truly yours,


                                            THE PRUDENTIAL INSURANCE
                                            COMPANY OF AMERICA


                                            By: /s/ THOMAS E. LUTHER
                                                --------------------------------
                                                 Name: Thomas E. Luther
                                                 Title: Vice President


                                            PRUCO LIFE INSURANCE COMPANY


                                            By: /s/ THOMAS E. LUTHER
                                                --------------------------------
                                                 Name: Thomas E. Luther
                                                 Title: Vice President


                                            U.S. PRIVATE PLACEMENT FUND


                                            By:  PRUDENTIAL PRIVATE PLACEMENT
                                                 INVESTORS, L.P., Investment
                                                 Advisor

                                            By:  PRUDENTIAL PRIVATE PLACEMENT
                                                 INVESTORS, INC.,
                                                 its General Partner

                                            By: /s/ THOMAS E. LUTHER
                                                -------------------------------
                                                 Name: Thomas E. Luther
                                                 Title: Vice President



Accepted and Agreed:

TRUSERV CORPORATION


By: /s/ BARBARA L. WAGNER
   -------------------------------
     Name: Barbara L. Wagner
     Title: Vice President




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



GENERAL PAINT & MANUFACTURING COMPANY,
as a Guarantor


By: /s/ BARBARA L. WAGNER
   ---------------------------------
     Name: Barbara L. Wagner
     Title: Vice President

TRUSERV ACCEPTANCE COMPANY,
as a Guarantor


By: /s/ BARBARA L. WAGNER
   ---------------------------------
     Name: Barbara L. Wagner
     Title: Vice President

TRUSERV LOGISTICS COMPANY,
as a Guarantor


By: /s/ BARBARA L. WAGNER
   ---------------------------------
     Name: Barbara L. Wagner
     Title: Vice President

MARYGREEN, LLC,
as a Guarantor


By: /s/ BARBARA L. WAGNER
   ---------------------------------
     Name: Barbara L. Wagner
     Title: Vice President

TRUE VALUE.COM CORPORATION,
as a Guarantor


By: /s/ BARBARA L. WAGNER
   ---------------------------------
     Name: Barbara L. Wagner
     Title: Vice President

ADVOCATE SERVICES, INC., as a Guarantor


By: /s/ BARBARA L. WAGNER
   ---------------------------------
     Name: Barbara L. Wagner
     Title: Vice President

SERVISTAR PAINT COMPANY, as a Guarantor


By: /s/ BARBARA L. WAGNER
   ---------------------------------
     Name: Barbara L. Wagner
     Title: Vice President




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